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                                                                    Exhibit 10.8

                        SETTLEMENT AGREEMENT AND RELEASE

         This Settlement Agreement and Release ("Settlement Agreement") is made as of August 17, 2000 ("Effective Date"), by and among Greka Energy Corporation ("Greka") and Randeep S. Grewal ("Mr. Grewal") and Capco Resources, Ltd. ("Capco Resources"), Capco Energy, Inc. ("Capco Energy"), and Ilyas Chaudhary ("Mr. Chaudhary") (collectively, the "Parties"). Greka and Mr. Grewal are referred to as the "Greka Parties." Capco Resources, Capco Energy, and Mr. Chaudhary are referred to as the "Capco Parties."

                                    RECITALS

            A. An action is pending in the United States District Court for the District of Colorado captioned Capco Resources, Ltd. v. Greka Energy Corp., et al. v. Capco Energy, Inc., et al., Civil Action No. 99-K-2155 (the "Action"). Claims have been asserted in the Action by the Greka Parties against the Capco Parties and by the Capco Parties against the Greka Parties.

            B. Merrill, Lynch, Pierce, Fenner & Smith, Inc. ("Merrill Lynch") holds a judgment in the principal amount of four-hundred-sixty-one-thousand-seven-hundred-and-thirty-nine dollars and seventy-two cents ($461,739.72) against Capco Resources, which judgment was entered on or about June 8, 2000 in an action in the Superior Court of the State of California for the County of San Francisco in an action entitled Merrill, Lynch, Pierce, Fenner & Smith, Inc. v. Capco Resources Ltd., Case No. 311156 (the "Merrill Lynch Judgment"). Merrill Lynch has stated its intention to sell a portion of Greka shares represented by Greka Energy Corporation Stock Certificate No. 3189 ("Certificate 3189") to satisfy the Merrill Lynch Judgment.

            C. While expressly denying and disclaiming wrongdoing or liability of any kind whatsoever, the Parties desire to enter into this Settlement Agreement in order to avoid further expense, inconvenience, and the distraction of litigation and to put to rest all claims among the Parties that were or might have been alleged in the Action. Execution of this Settlement Agreement is not an admission by any Party regarding any contentions made by any party to the Action.

         NOW, THEREFORE, for good and valuable consideration, including the mutual covenants set forth below, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as follows.


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                             AGREEMENTS AND RELEASES

         1. Greka shall purchase from Capco Resources, and Capco Resources shall sell to Greka, eight-hundred-thousand (800,000) shares of Greka common stock (the "Transferred Shares") at a price of six dollars and fifty cents ($6.50) per share, for a total consideration of five-million-and-two-hundred-thousand dollars ($5,200,000.00). This consideration shall be paid in three parts: (1) five-hundred-thousand dollars ($500,000.00) shall be paid by Greka to Capco Resources not later than August 25, 2000 (At the time of the first payment of five-hundred-thousand dollars ($500,000), Capco Resources shall deliver and assign to Greka 76,923 of the Transferred Shares to Greka. This transfer shall be final and complete at that time, and shall not be reversed.); (2) five-hundred-thousand dollars ($500,000.00) shall be set off against the obligation of Capco Resources under Paragraph 2, below; and (3) four-million-and-two-hundred-thousand dollars ($4,200,000.00) shall be paid by Greka to Capco Resources at the Closing. The Closing of the sale of the Transferred Shares shall take place at the time of the payment of four-million-and-two-hundred-thousand dollars ($4,200,000.00), which payment shall constitute the final installment of a total payment by Greka to Capco Resources of five-million-and-two-hundred-thousand dollars ($5,200,000.00) as provided in this paragraph. Capco Resources shall assign the remaining Transferred Shares to Greka at the Closing. Within five (5) business days of receipt of the Transferred Shares by Greka, Greka shall cancel the Transferred Shares and the Transferred Shares shall become authorized but unissued stock. The Parties shall use their best efforts to have the Closing by September 30, 2000, but in no event shall the Closing take place later than October 30, 2000, at 10:30 a.m. (Denver time), at the law offices of Ballard Spahr Andrews & Ingersoll, LLP, 1225 17th Street, Suite 2300, Denver, Colorado.

         2. Capco Resources shall pay to Greka the sum of five-hundred-thousand dollars ($500,000.00) as consideration for the releases being given in paragraph 8 to the persons and entities listed in Exhibit A. This sum will be paid by setting it off against the sum of five-million-and-two-hundred-thousand dollars ($5,200,000.00) to be paid by Greka to Capco Resources under paragraph 1, above.

         3. At the time of the Closing of the sale of the Transferred Shares, Capco Resources shall satisfy the Merrill Lynch Judgment with funds from the payment from Greka to Capco Resources in the amount of four-million-and-two-hundred-thousand dollars ($4,200,000.00), and Capco Resources shall keep title to the seventy-five thousand (75,000) shares represented by Certificate 3189.

         4. Capco Resources shall retain the four-hundred-and-ninety-thousand (490,000) shares of Greka common stock that Capco Resources acquired pursuant to the Stock Exchange Agreement dated November 23, 1998, between Horizontal Ventures, Inc. and Saba Acquisub, Inc. and the shareholders of Saba Acquisub, Inc. that remain after subtracting the eight-hundred-thousand (800,000) Transferred Shares to be sold to Greka pursuant to paragraph 1 above; however, if Greka breaches this Settlement Agreement, then Greka shall register five-hundred -and-ninety-thousand (590,000) shares and purchase only seven-hundred-thousand (700,000)


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shares, as reflected in the Stipulated Judgment attached as Exhibit D. These four-hundred-ninety-thousand (490,000) shares, or five-hundred-ninety-thousand (590,000) shares in the event of Greka's breach, shall be called the "Registered Shares." Greka shall make all reasonable best efforts to file at its sole expense with the United States Securities and Exchange Commission, by October 1, 2000, but in no event later than November 1, 2000, a registration statement on Form S-3, or such other form which may be available to Greka if Form S-3 is not available for any reason, to register the Registered Shares (and no others on this registration statement) for resale without any restrictions, to have said registration statement declared effective at the earliest possible date after filing and maintain the effectiveness of the registration statement. In no event shall Greka file a registration statement at any time after the Effective Date that does not include registration of the Registered Shares for resale without any restrictions, except those imposed by state and federal laws, rules, or regulations.

         At its expense, Greka will keep such registration continuously effective until December 31, 2002, or for a period of two years after the date on which the registration statement becomes effective with the SEC, or until Capco Resources has completed the distribution of all the Registered Shares, whichever first occurs. Greka shall make all reasonable best efforts to cause, at Greka's sole expense, the registration or qualification of the Registered Shares under the state securities laws of all states reasonably requested by Capco Resources, including but not limited to California, Colorado and New York. Greka shall use its reasonable best efforts to cause its Common Stock to remain listed on the NASDAQ National Market system so long as Capco Resources holds the Registered Shares.

         5. This paragraph shall constitute a voting agreement between the Parties, which voting agreement and any proxy granted pursuant to the voting agreement shall be effective only during periods of time when Greka is in compliance with all terms of the Settlement Agreement. For such time, not to extend beyond Midnight EST on December 31, 2002, as the Capco Parties or any entity or person affiliated with any of the Capco Parties holds any of the Registered Shares, the Capco Parties agree, on behalf of themselves and on behalf of all existing or future entities affiliated with any Capco Party, that they will execute at Closing, and thereafter within five (5) business days after the reasonable written request of Greka, written proxies to vote the Registered Shares as directed by Greka's management, which proxies shall be in the form of Exhibit B. The Capco Parties acknowledge that they may be required to execute more than one proxy during the term of this voting agreement. To further facilitate the Capco Parties' timely compliance with this voting agreement, the Capco Parties or any entity or person affiliated with any of the Capco Parties that holds any of the Registered Shares, hereby agree to execute and deliver at the Closing, a Limited Power of Attorney in the form attached hereto as Exhibit
B. Such Limited Power of Attorney shall appoint the Chief Executive Officer of Greka as attorney-in-fact to execute any and all proxies to vote the Registered Shares. The Parties acknowledge that this voting agreement was separately bargained for and is a material term to and forms a substantial part of the basis for the consideration being paid by Greka under this Settlement Agreement. The Parties further acknowledge that a failure to execute any proxy requested hereunder, a revocation or attempted revocation of any proxy granted hereunder, a failure to execute the Limited Power of Attorney, or a revocation or attempted revocation of the Limited Power of Attorney would cause substantial, immediate, and irreparable damage to Greka. The


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Parties further acknowledge that it would be difficult in light of the anticipated or actual harm caused by a breach of this voting agreement to determine or prove the losses suffered by Greka and impossible for Greka to obtain an adequate, timely remedy. Therefore, the Parties agree that in the event of any breach of this voting agreement, Greka shall be entitled to immediate equitable relief in the form of temporary, preliminary, and permanent injunctive relief, which shall include an injunction requiring the Capco Parties to execute any proxy to vote the shares as directed by Greka management. The Parties further agree that this voting agreement shall be binding on any entity that is affiliated with any Capco Party and that receives any of the Registered Shares from any Capco Party or affiliated entity, as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The Parties further agree that this voting agreement terminates as to any Registered Shares that are transferred to any entity not affiliated with any of the Capco Parties at such time as those shares are transferred for fair value in compliance with the registration statement provided in paragraph 3 above, except that this voting agreement will be revived as to any Registered Shares that are subsequently acquired by any Capco Party or entity affiliated with any Capco Party. Under no circumstances does this voting agreement, or any proxy executed under this voting agreement, extend beyond Midnight EST on December 31, 2002.

         6. The Parties shall file a stipulation of dismissal, pursuant to Federal Rule of Civil Procedure 41(a)(1)(ii), dismissing with prejudice all claims that the Parties asserted or that they could have asserted in the Action. The Parties shall execute the form of the stipulation of dismissal attached hereto as Exhibit C, and any Party, after written notice to all parties, may file the executed stipulation of dismissal after the Parties comply fully with paragraphs 1-5, above. Upon execution of this Settlement Agreement, counsel for the Parties shall file with the Court in the Action a joint motion that will inform the Court of the fact of this settlement and that the Parties will file a stipulation of dismissal, and that will request that the Court extend all deadlines by sixty (60) days, unless otherwise agreed by the Parties in writing. The Court shall retain jurisdiction until the Parties comply fully with paragraphs 1-5 so either Party may enforce this Settlement Agreement. Specifically, should any Greka Party fail to comply with any of its or his respective obligations on or before the deadlines specified in paragraphs 1-5, any Capco Party may seek entry of judgment pursuant to the Stipulated Judgment attached as Exhibit D, or should any Capco Party fail to comply with its or his respective obligations on or before the deadlines specified in paragraphs 1-5, any Greka Party may seek entry of judgment pursuant to the Stipulated Judgment attached as Exhibit E.

         7. Each Party shall be solely responsible for its own legal fees and expenses in connection with the Action, including legal fees and expenses incurred in the dismissal of the Action and the negotiation and execution of this Settlement Agreement.

         8. Subject solely to the requirements of this Settlement Agreement, the Greka Parties release and forever discharge the Capco Parties and their predecessors, successors, assigns, and each of them, and each past or present, direct or indirect, partner, subsidiary, division, or affiliated entity or corporation, and each past or present employee, agent, representative, attorney, accountant, officer, director, stockholder, and all persons acting by, through, under, or in concert with them, or any of them, including, but not limited to, all entities




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or persons listed in the schedule attached to this Settlement Agreement as
Exhibit A, from any and all claims asserted in the Action or referred to in Exhibit A, or related to any claim asserted in the Action, or referred to in Exhibit A. Any release accruing to any entity or person who is not a Party shall be effective only upon execution by that entity or person of a reciprocal release that releases all entities released pursuant to Paragraph 9, below.

         9. Subject solely to the requirements of this Settlement Agreement, the Capco Parties release and forever discharge the Greka Parties and their predecessors, successors, assigns, and each of them, and each past or present, direct or indirect, partner, subsidiary, division, or affiliated entity or corporation, and each past or present employee, agent, representative, attorney, accountant, officer, director, stockholder, and all persons acting by, through, under, or in concert with them, or any of them, from any and all claims asserted in the Action or referred to in Exhibit A, or related to any claim asserted in the Action or referred to in Exhibit A. Any release accruing to any entity or person who is not a Party shall be effective only upon execution by that entity or person of a reciprocal release that releases all entities released pursuant to Paragraph 8, above.

         10. The Parties acknowledge that each has had the benefit and advice of independent legal counsel in connection with this Settlement Agreement, and each Party understands the meaning of each term of this Settlement Agreement and the consequences of signing this Settlement Agreement. This Settlement Agreement is the result of negotiation between the Parties, each of whom has participated in the drafting of this Settlement Agreement, through its respective attorneys. Each Party has freely and voluntarily entered into this Settlement Agreement.

         11. Each Party further declares and represents that it has reviewed this Settlement Agreement in its entirety and that in making this Settlement Agreement each Party has relied wholly upon its own judgment, belief, knowledge, investigation, independent legal advice, and research as to the advisability of entering into this Settlement Agreement. Each Party, together with its attorneys, has made such investigation of the facts and the law pertaining to the Action and this Settlement Agreement, and of all the matters pertaining thereto, as it deems necessary. Each Party forever waives all rights to assert that this Settlement Agreement resulted from a mistake in law or in fact. Each Party also declares and represents that it has not been influenced to any extent whatsoever in entering into this Settlement Agreement by any representations or statements regarding the same by any other Party, or by anyone representing or acting for any other Party.

         12. This instrument, including the exhibits, contains the entire agreement between the Parties to this Settlement Agreement. With the sole exception of the Protective Order entered in the Action, all previous understandings, agreements, and communications prior to the Effective Date, whether express or implied, oral or written, relating to the subject matter of this Settlement Agreement are fully and completely extinguished and superseded by this Settlement Agreement. Within sixty (60) days of dismissal of the Action, the Parties and their counsel shall destroy any copies of documents produced in the Action and designated as "Confidential."


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         13. This Settlement Agreement shall not be altered, amended, modified, or otherwise changed except by a writing duly signed by all the Parties.

         14. Each Party covenants and represents that it has not assigned to any other persons or entities any of its claims herein settled and released and that it is fully entitled to enter into this Settlement Agreement. Each Party shall indemnify, defend, and hold harmless the other Party from and against any Claims based upon or arising in connection with any such prior assignment, transfer, lien, or right.

         15. All notices and demands given under the terms of this Settlement Agreement shall be in writing and may be effected by personal delivery, including by any commercial courier or overnight delivery service, or by United States registered or certified mail, return receipt requested, with all postage and fees fully prepaid. Notices shall be effective upon receipt by the Party being given notice, as indicated by the return receipt if mailed, except that if a Party has relocated without providing the other party with its new address for service of notices, or if a Party refuses delivery of a notice upon its tender, the notice shall be effective upon the attempt to serve the notice at the last address given for service of a notice upon that Party. Alternatively, notices may be served by facsimile transmission, in which case service shall be deemed effective only upon receipt by the Party serving the notice of telephonic or return facsimile transmission confirmation that the Party to whom the notice is directed has received a complete and legible copy of the notice. Notices shall be addressed as follows:

         If to Greka and/or Mr. Grewal:

                  Greka Energy Corporation
                  630 Fifth Avenue, Suite 1501
                  New York, New York  10111
                  Tel. No.:  (212) 218-4680
                  Fax No.:   (212) 218-4679
                  Attention: Randeep S. Grewal

         With a copy to:

                  Ballard Spahr Andrews & Ingersoll, LLP
                  1225 17th Street, Suite 2300
                  Denver, Colorado  80202-5596
                  Tel. No.:  (303) 292-3400
                  Fax No.:   (303) 296-3956
                  Attention: Roger V. Davidson



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         If to Capco Energy, Inc., Capco Resources, Ltd. and/or Ilyas Chaudhary:

                  Capco Energy, Inc.
                  2922 East Chapman Avenue, Suite 202
                  Orange, California  92869
                  Tel. No.:  (714) 288-8230
                  Fax No.:   (714) 288-8240
                  Attention: Ilyas Chaudhary

                  Capco Resources, Ltd.
                  2922 East Chapman Avenue, Suite 202
                  Orange, California  92869
                  Tel. No.:  (714) 288-8230
                  Fax No.:   (714) 288-8240
                  Attention: Dennis Staal

         With a copy to:

                  White & Case LLP
                  633 West Fifth Street, Suite 1900
                  Los Angeles, California 90071-2007
                  Tel. No.:  (213) 620-7700
                  Fax No.:   (213) 687-0758
                  Attn:  Bryan A. Merryman

The address(es) for service of notice on any Party may be changed by that Party serving a notice upon the others of the new address, except that any change of address to a post office box shall not be effective unless a street address is also specified for use in effectuating personal service.

         16. Time is strictly of the essence in this Settlement Agreement. All dates, deadlines, and time periods set forth herein have been specifically negotiated between the Parties and shall be strictly adhered to without any extension for any length of time whatsoever.

         17. Each Party covenants and represents that he or it is fully authorized to enter into this Settlement Agreement and to carry out the obligations provided for in this Settlement Agreement. Where a person has executed this Settlement Agreement on behalf of a Party, that person covenants, warrants, and represents that he is or has been authorized to do so by that Party.

         18. The consummation of the transactions contemplated by this Agreement will not result in or constitute any of the following: (i) a breach of any term or provision of any agreement to which any Party is a party, including but not limited to the Party's credit agreements; (ii) a default or an event that, with notice of lapse of time or both, would be a default, breach, or violation of the Articles Of Incorporation or Bylaws of any Party or of any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which any Party is a party or by


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which any Party is bound; or (iii) a violation of any law or any rule or regulation of any administrative agency or governmental body, of any order, writ, injunction or decree of any court, administrative agency or governmental body to which any Party may be subject.

         19. This Settlement Agreement shall be governed by Colorado law, without regard to principles of conflicts of laws. Any action for breach of this Settlement Agreement shall be brought in the State of Colorado. The prevailing party in any action for a breach of this Settlement Agreement, or to enforce a judgment obtained as a result of a breach of this Settlement Agreement, shall be entitled to recover its reasonable attorney fees and costs. As used in this paragraph, attorney fees shall be deemed to mean the full and actual cost of any legal services performed in connection with the matters involved, calculated on the basis of the usual fees charged by the attorneys performing such services and shall not be limited to "reasonable attorney fees" as defined in any statute, rule of court, or case law.

         20. In the event that any provision of this Settlement Agreement should be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in full force and effect.

         21. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties' successors, assigns, executors, personal representatives, heirs, and devisees.

         22. This Settlement Agreement may be executed in counterparts and by facsimile. Each counterpart shall constitute an original.

         23. This Settlement Agreement shall be effective immediately upon all Parties' execution of the counterparts.

                                                GREKA ENERGY CORP.


         Date: August 18, 2000                  By: /s/ Randeep S. Grewal
                                                   -----------------------------
                                                    Randeep S. Grewal
                                                    Chief Executive Officer and
                                                    Chairman



                                                RANDEEP S. GREWAL


         Date: August 18, 2000                  By: /s/ Randeep S. Grewal
                                                   -----------------------------
                                                    Randeep S. Grewal



                                                CAPCO RESOURCES, LTD.


         Date: August 18, 2000                  By: /s/ Dennis Staal
                                                   -----------------------------
                                                    Dennis Staal
                                                    President


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                                                CAPCO ENERGY, INC.


         Date: August 18, 2000                  By: /s/ Ilyas Chaudhary
                                                   -----------------------------
                                                    lyas Chaudhary
                                                    President




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                                                ILYAS CHAUDHARY


         Date: August 18, 2000                  By: /s/ Ilyas Chaudhary
                                                   -----------------------------
                                                    Ilyas Chaudhary





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